Exhibit Index at Page 3

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 1999

Genesee Corporation

(Exact Name of Registrant as Specified in Charter)

New York 0-1653 16-0445920

(State or other Jurisdiction (Commission (IRS Employer

of Incorporation) File Number) Identification No.)

445 St. Paul Street, Rochester, New York 14605

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (716) 546-1030

Item 5. Other Events.

Genesee Corporation issued a news release on December 2, 1999 which is filed with this report as Exhibit 99.

Item 7. Exhibits.

An exhibit filed with this report is identified in the Exhibit Index at Page 3.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee Corporation

Date: December 3, 1999 By /x/ Mark W. Leunig

Vice President and Secretary

Exhibit Index

Page

Exhibit 99 News Release Dated December 2, 1999 4

Exhibit 99

For Immediate Release Contact: Mark W. Leunig

Director of Investor Relations

(716) 263-9440

Genesee Corporation Continues Evaluation of Strategic

Alternatives for Brewing Business

Rochester, New York, December 2, 1999 -- Genesee Corporation has previously announced that it is evaluating strategic alternatives for its wholly owned subsidiary, Genesee Brewing Company, Inc. These alternatives include a restructuring of the Brewery and the sale of all or certain assets of the Brewery. Confidential discussions have been and continue to be held with third parties to determine if a sale is in the best interests of the Corporation's shareowners. The Corporation currently anticipates that it will complete the strategic evaluation process by year-end.

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